VERA BRADLEY ANNOUNCES APPOINTMENT OF IVAN BROCKMAN TO ITS BOARD OF DIRECTORS FORT WAYNE, Ind., November 21, 2025 (GLOBE NEWSWIRE) -- Vera Bradley, Inc. (“Vera Bradley” or the “Company”) (NASDAQ:VRA) today announced the appointment of Ivan Brockman to its Board of Directors effective November 17, 2025. “We are pleased to welcome Ivan to the Vera Bradley Board of Directors,” said Ian Bickley, Executive Chairman of the Company. “Ivan brings three decades of experience advising senior management teams, Board of Directors, and investors on strategic decision-making across all stages and cycles of growth and value creation for companies.” Mr. Brockman currently serves as a Senior Advisor to PJT Partners, a leading independent investment bank, and previously was a Partner and in the firm’s technology strategic advisory group in San Francisco. Mr. Brockman has been at the firm since its inception when it was created in a spin-off transaction from Blackstone in 2015. Prior to the spin-off, Mr. Brockman was a part of Blackstone’s strategic advisory group and served on the firm’s Innovations Investment Committee. Mr. Brockman has a wealth of experience as an investment banker having also served as the co-head of West Coast Technology Investment Banking for Citigroup and prior to that was a Vice President with Goldman Sachs’ TMT investment banking group in Silicon Valley and San Francisco. Mr. Brockman began his career practicing corporate securities law for several years with Wilson Sonsini Goodrich & Rosati. Over the course of his career, Mr. Brockman has advised on well over $100 Billion of strategic transactions including with selected leading companies such as Google, Microsoft, Amazon, IBM, Oracle, Verizon, SAP, Dell, HP, Intel, Citrix, Yahoo, eBay, Intuit, Accenture, VERITAS, and many others. Mr. Brockman is also an active private investor as a limited partner in leading private equity, growth, real estate, and venture funds, as well as a direct investor in technology and consumer start-up companies. Some of his more prominent early-stage investments have included identity protection leader LifeLock; innovative DTC medical scrubs provider FIGS; and influencer marketing company Influential. “Vera Bradley is an iconic and beloved brand, and I am delighted to be joining the Vera Bradley Board during this critical period in the Company’s strategic transformation”, said Mr. Brockman regarding his appointment. About Vera Bradley, Inc. Vera Bradley, based in Fort Wayne, Indiana, is a leading designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts. Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand is known for its innovative designs, iconic patterns, and brilliant colors that inspire and connect women unlike any other brand in the global marketplace. The Company has two reportable segments: Vera Bradley Direct (“VB Direct”) and Vera Bradley Indirect (“VB Indirect”). The VB Direct business consists of sales of Vera Bradley products through Vera Bradley Full-Line and Outlet stores in the United States; Vera Bradley’s websites, www.verabradley.com, outlet.verabradley.com, and

international.verabradley.com; and the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 1,100 specialty retail locations throughout the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand. Website Information We routinely post important information for investors on our website www.verabradley.com in the "Investor Relations" section. We intend to use this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Vera Bradley Safe Harbor Statement Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brands; possible inability to successfully implement the Company’s long-term strategic plan; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our distribution facilities; or business disruption caused by pandemics or other macro factors. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended February 1, 2025. We undertake no obligation to publicly update or revise any forward-looking statement. Contacts Investors: Tom Filandro, Partner ICR, Inc. VeraBradleyIR@icrinc.com Media: Mediacontact@verabradley.com 877-708-VERA (8372)